Exhibit 8.1

Chrysler Center 666 Third Avenue New York, NY 10017 212 935 3000 mintz.com

May 27, 2020

DropCar, Inc.

1412 Broadway, Suite 2105

New York, New York 10018

Ladies and Gentlemen:

We have acted as counsel to DropCar, Inc., a Delaware corporation (“DropCar”), in connection with (i) the Registration Statement on Form S-4 (File No. 333-236461) (the “Initial Registration Statement”), filed by DropCar with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to 63,955,115 shares of its common stock, par value $0.0001 (“the Shares”), and (ii) the related Registration Statement on Form S-4 (the “462(b) Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) filed by DropCar with the Commission on the date hereof pursuant to Rule 462(b) promulgated under the Securities Act, relating to the issuance of up to an additional 12,791,023 shares (the “Additional Shares”) of Common Stock. The 462(b) Registration Statement incorporates by reference the Initial Registration Statement that was declared effective by the Commission on April 24, 2020. The Additional Shares are proposed to be offered upon the consummation of the merger (the “Merger”) of ABC Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of DropCar (“Merger Sub”), with and into AYRO, Inc., a Delaware corporation (“Ayro”), pursuant to the Agreement and Plan of Merger and Reorganization, dated December 19, 2019, by and among DropCar, Merger Sub and AYRO (the “Merger Agreement”).

In our capacity as counsel to DropCar in the Merger, and for purposes of rendering this opinion, we have relied upon the accuracy and completeness of the factual statements and representations that are contained in the Merger Agreement, the Registration Statements (including the joint proxy statement/prospectus), representation letters provided to us by representatives of Ayro, DropCar, and Merger Sub, and such other records, documents, and information as in our judgment are necessary or appropriate to enable us to provide such opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have not undertaken any independent investigation of any factual matter set forth in any of the foregoing, and we have assumed that (i) such factual statements and representations are accurate, true, and complete as of the date hereof and will be accurate and complete as of the effective time of the Merger, (ii) the factual statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification, (iii) the Merger will be consummated in the manner contemplated by, and in accordance with, the terms set forth in the Merger Agreement and described in the Registration Statements, including the joint proxy statement/prospectus, without the waiver or modification of any material condition, (iv) as to matters for which a person or entity has represented that such person or entity is not apart to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement, and (v) the Merger will be effective under applicable state law. We have not attempted to verify independently such presentations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

Subject to the assumptions, qualifications and limitations set forth herein and in the Registration Statements, we are of the opinion that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

This opinion is expressed as of the date hereof and is based on provisions of the Code, Treasury regulations promulgated thereunder, published pronouncements of the Internal Revenue Service, and case law, in each case as in effect as of the date hereof, any of which may be changed at any time with retroactive effect. No opinions are expressed with respect to the tax consequences of the Merger under any foreign, state, or local tax law. Any change in applicable laws or facts or in circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions, and representations upon which we have relied, may affect the validity of our opinion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or may come to our attention. In addition, our opinion is based on the assumption that the matters will be properly presented to the applicable court. Further, our opinion is not binding on the Internal Revenue Service or a court. There can be no assurance that the Internal Revenue Service will not take contrary positions or that a court would agree with our opinion if litigated.

Our opinion is limited to the conclusions as expressly set forth above and we express no other opinion regarding the tax consequences of the Merger. We hereby consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement and further consent to the use of our name in the 462(b) Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.